                           [ERNST & YOUNG LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Other Service Providers" and to the incorporation by reference of our reports dated November 6, 2001 for Van Kampen Insured Tax Free Fund and November 8, 2001 for Van Kampen Florida Insured Tax Free Income Fund in the Registration Statement (Form N-14) and related Prospectus/Proxy Statement of the Van Kampen Tax Free Trust filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933.


/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Chicago, Illinois
May 15, 2002